UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

DNOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on June 26, 2025, DNOW Inc., a Delaware corporation (the “Company” or “DNOW”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MRC Global Inc., a Delaware corporation (“MRC Global”), Buck Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of DNOW (“Merger Sub”), and Stag Merger Sub, LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of DNOW (“LLC Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Sub will be merged with and into MRC Global (the “First Merger”), with MRC Global continuing as the surviving corporation in the First Merger and (2) immediately following the First Merger, MRC Global will be merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with LLC Sub continuing as the surviving company at the effective time of the Second Merger as a wholly-owned, direct subsidiary of DNOW. The Mergers and the other transactions contemplated by the Merger Agreement are herein referred to as the “Transactions.”

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 9, 2025, the Company held a special meeting of stockholders of the Company (the “DNOW Special Meeting”) at the offices of DNOW located at 7402 North Eldridge Parkway, Houston, Texas 77041 to vote upon the following matters: (i) a proposal to approve the issuance of shares of common stock of DNOW, par value $0.01 per share (the “Common Stock”) to stockholders of MRC Global in connection with the Mergers pursuant to the terms of the Merger Agreement (the “DNOW Stock Issuance Proposal”) and (ii) a proposal to approve the adjournment of the DNOW Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the DNOW Special Meeting to approve the DNOW Stock Issuance Proposal (the “Adjournment Proposal”). Prior to the DNOW Special Meeting, the Company delivered a definitive joint proxy statement/prospectus (the “Proxy Statement”) to its stockholders describing the DNOW Special Meeting, the DNOW Stock Issuance Proposal, the Adjournment Proposal, the Transactions and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission on August 5, 2025.

As disclosed in the Proxy Statement, as of the close of business on August 5, 2025, the record date for the DNOW Special Meeting, there were 107,107,602 shares of Common Stock issued and entitled to vote at the DNOW Special Meeting. Each share of Common Stock was entitled to one vote with respect to each proposal. A total of 94,861,039 shares of Common Stock, representing approximately 88.6% of the outstanding shares of Common Stock entitled to vote at the DNOW Special Meeting, were present in person or by proxy, constituting a quorum.

At the DNOW Special Meeting, the Company’s stockholders approved the DNOW Stock Issuance Proposal by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the DNOW Special Meeting.

The final voting results for the proposals voted on at the DNOW Special Meeting are set forth below:

1.	DNOW Stock Issuance Proposal – Approval of the issuance of shares of Common Stock to stockholders of MRC Global in connection with the Mergers pursuant to the terms of the Merger Agreement.

For	Against	Abstain
94,776,670	38,288	46,081

2.

The Adjournment Proposal – Approval of the adjournment of the DNOW Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the DNOW Special Meeting to approve the DNOW Stock Issuance Proposal.

For	Against	Abstain
89,217,804	5,578,367	64,868

Although the Adjournment Proposal was presented at the DNOW Special Meeting, sufficient votes were cast for the DNOW Stock Issuance Proposal such that the Adjournment Proposal was not necessary.

No other business properly came before the DNOW Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025	DNOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel